As filed with the Securities and Exchange Commission on May 1, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSMEDICS GROUP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	3845	83-2181531
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Minuteman Road

Andover, MA 01810

(978) 552-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Waleed H. Hassanein, M.D.

President and Chief Executive Officer

TransMedics Group, Inc.

200 Minuteman Road

Andover, MA 01810

(978) 552-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tara Fisher Paul Kinsella Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Richard D. Truesdell, Jr., Esq. Marcel Fausten, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-230736

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, no par value per share	1,138,500	$16.00	$18,216,000	$2,208

(1)

Represents only the additional number of shares being registered and includes 148,500 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-230736).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(3)

The registrant previously registered securities at an aggregate offering price not to exceed $91,885,000 on a Registration Statement on Form S-1 (File No. 333-230736), which was declared effective by the Securities and Exchange Commission on May 1, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,216,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1, as amended (File No. 333-230736), initially filed by TransMedics Group, Inc. with the Securities and Exchange Commission (the “Commission”) on April 5, 2019, which was declared effective by the Commission on May 1, 2019, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit List attached hereto and filed herewith or incorporated herein by reference in accordance with Rule 439(b) of the Securities Act.

EXHIBIT LIST

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (previously filed on the signature page to the registrant’s Registration Statement on Form S-1, Registration No. 333-230736 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Andover, Commonwealth of Massachusetts, on the 1st day of May, 2019.

TRANSMEDICS GROUP, INC.

By:	/s/ Waleed H. Hassanein, M.D.
	Name:	Waleed H. Hassanein, M.D.
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Waleed H. Hassanein, M.D. Waleed H. Hassanein, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2019

/s/ Stephen Gordon Stephen Gordon	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 1, 2019

* James R. Tobin	Director, Chairman of the Board of Directors	May 1, 2019

* Edward M. Basile	Director	May 1, 2019

* James Gilbert	Director	May 1, 2019

* Thomas J. Gunderson	Director	May 1, 2019

* Edwin M. Kania, Jr.	Director	May 1, 2019

* David Weill, M.D.	Director	May 1, 2019

*By:	/s/ Stephen Gordon
Stephen Gordon
Attorney-in-Fact